Exhibit 10.42

THIRD AMENDMENT TO THE EXPONENT, INC. 401(k) SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 1, 2010)

WHEREAS, Exponent, Inc. (the “Company”) adopted an amended and restated 401(k) Savings Plan effective January 1, 2010 (the "Plan"); and

WHEREAS, the Company wishes to amend the Plan in order to bring the Plan into compliance with certain requirements of the Internal Revenue Code and to correct an inadvertent drafting error contained in the Plan; and

WHEREAS, the Company retains the right to amend the Plan under Section 11.1(a) thereof; and

WHEREAS, pursuant to Section 11.1(b) of the Plan, the Company has delegated to the Plan’s administrative committee the authority to adopt amendments that are designed to bring the Plan into compliance with applicable law, designed to ensure the continued tax-qualified status of the Plan or do not have a significant financial impact on the Company;

NOW, THEREFORE, effective as of January 1, 2010, the Plan is hereby amended as follows:

1.            Section 2.10 of the Plan is hereby amended by the addition of a new subparagraph (e) to said Section 2.10 to read as follows:

“(e)    Salary Deferral Contributions may be made only from amounts otherwise described in this Section 2.10 that constitute compensation within the meaning of Code Section 415(c)(3) and Treasury Regulation Section 1.415(c)(2).”

2.             Section 6.11 of the Plan is hereby amended by the deletion of paragraph (b) of said Section 6.11 in its entirety and the substitution in lieu thereof of a new paragraph (b) to read as follows:

“(b)    Optional Forms of Benefit. The Participant may elect substantially-equal annual installments over either (i) the life expectancy of the Participant or the joint life expectancies of the Participant and his or her Beneficiary; or (ii) a specified period of years which shall not exceed the Life Expectancy of the Participant or the joint Life Expectancies of the Participant and his or her Beneficiary, provided, however, Life Expectancy(ies) shall not be recalculated.”

3.             The last sentence of subparagraph (a) of Section 14.3 is hereby amended by the deletion of said sentence in its entirety and the substitution in lieu thereof of a new sentence to read as follows:

“In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting ‘5-year period’ for ‘1-year period’.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Plan to be executed by its duly authorized officer.

Dated: February 28, 2012	EXPONENT, INC.
	By:	/s/ Gregory P. Klein
Title: Vice President, Human Resources